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                                                                 EXHIBIT 1.A.(1)


                     LIFE INSURANCE COMPANY OF THE SOUTHWEST


                   UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS


        The undersigned, constituting the entire Board of Directors of Life Insurance Company of the Southwest, a Texas insurance corporation, pursuant to
Article 9.10.B. of the Texas Business Corporation Act, hereby consent to the following actions and resolutions just as if they were adopted by the Board of Directors at a duly held meeting thereof:

RESOLUTIONS ESTABLISHING LSW VARIABLE LIFE INSURANCE ACCOUNT

BE IT RESOLVED, that the Company, pursuant to the provisions of Article 3.75 of the Texas Insurance Code, hereby establishes a separate account designated, "LSW Variable Life Insurance Account" ("Variable Life Insurance Account") for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, that the Variable Life Insurance Account shall be established for the purpose of providing for the issuance by the Company of such variable life insurance policies ("Policies") as the Board of Directors may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Policies; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the Variable Life Insurance Account shall, in accordance with the Policies, be credited to or charged against such account without regard to other income, gains, losses, or liabilities of the Company; and

FURTHER RESOLVED, that the fundamental investment policy of the Variable Life Insurance Account shall be to invest or reinvest the assets of the Variable Life Insurance Account in securities issued by investment companies registered under the Investment Company Act of 1940 as may be specified in the respective Policies or in the case of a separate account registered as a Management Company under the Investment Company Act of 1940, to invest directly in stocks, bonds, derivatives, real estate, or other investment assets as may be specified in the respective Policies; and

FURTHER RESOLVED, that thirty investment divisions be, and hereby are established within the Variable Life Insurance Account to which net payments under the Policies will be allocated in accordance with instructions received from policyholders, and that the Board of Directors be, and hereby is, authorized to increase or decrease the number of investment divisions in the Variable Life Insurance Account as it deems necessary or appropriate; and

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FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940 or shall constitute a separate account which is registered as a Management Company as defined in the Investment Act of 1940; and

FURTHER RESOLVED, that the President and any Senior Vice President be, and they hereby are, authorized to deposit such amounts in the Variable Life Insurance Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Account's operations; and

FURTHER RESOLVED, that the President and any Senior Vice President be, and they hereby are, authorized to transfer funds from time to time between the Company's general account and the Variable Life Insurance Account as deemed necessary or appropriate and consistent with the terms of the Policies; and

FURTHER RESOLVED, that the Board of Directors of the Company be, and is hereby, authorized to change the designation of the Variable Life Insurance Account to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register the Variable Life Insurance Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Policies in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Policies for sale and the operation of the Variable Life Insurance Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statement, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, that the President and any Senior Vice President, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute, in person or by attorney-in-fact, and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Life Insurance Account, and by the Company as sponsor and depositor a Registration Statement under the Securities Act of 1933 registering the Policies, and any and all amendments to the foregoing on behalf of the Variable Life Insurance Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

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FURTHER RESOLVED, that D. Russell Morgan, Assistant Secretary, is hereby appointed as agent for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Variable Life Insurance Account and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Policies, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Policies under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interest of the Variable Life Insurance Account and the Company; and

FURTHER RESOLVED, that the President and any Senior Vice President be, and they hereby are, authorized in the names and on behalf of the Variable Life Insurance Account and of the Company to execute and file irrevocable written consents on the part of the Variable Life Insurance Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Policies and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Variable Life Insurance Account and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, that the President and any Senior Vice President of the Company be, and hereby is, authorized to establish procedures under which the Company will provide voting rights for owners of such Policies with respect to securities owned by the Variable Life Insurance Account; and

FURTHER RESOLVED, that the President and any Senior Vice President of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Equity Services, Inc., ("ESI") or other qualified entity under which ESI or such other entity will be appointed principal underwrite and distributor for the Policies and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Variable Life Insurance Account and the design, issuance and administration of the Policies; and

FURTHER RESOLVED, that, since it is expected that the Variable Life Insurance Account will invest in the securities issued by one ore more investment companies, the

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appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

FURTHER RESOLVED, that the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as he/she may deem necessary or desirable to carry out the forgoing resolutions and the intent and purpose thereof.

FURTHER RESOLVED, that this unanimous written consent shall be effective on the date that the last Director signs this consent.


/s/ James A. Mallon                         2/15/01
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James A. Mallon                             Date


/s/ Wade H. Mayo                            2/15/01
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Wade H. Mayo                                Date


/s/ William A. Smith                        2/15/01
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William A. Smith                            Date


/s/ Carl J. Lutz                            2/15/01
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Carl J. Lutz                                Date


/s/ Rodney A. Buck                          2/15/01
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Rodney A. Buck                              Date


/s/ Joseph M. Rob                           2/15/01
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Joseph M. Rob                               Date





R:LSW:SEPACTRE

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